Exhibit 99.1
Gossamer Bio Announces Fourth Quarter and Full-Year 2022 Financial Results and Provides Business Update

- FDA Feedback on Seralutinib Phase 3 Clinical Trial Received; Expected to Commence in the Second Half of 2023 -

- Topline Data from TORREY Study Open-Label Extension Expected in Mid-2023 -
- Enrollment in GB5121 Phase 1b/2 Clinical Trial in PCNSL Paused -
- Cash, cash equivalents and marketable securities totaled $256 million at year-end 2022 -
SAN DIEGO — (BUSINESS WIRE) — March 17, 2023 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the fourth quarter and year ended December 31, 2022 and provided a business update.
Clinical-Stage Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for Pulmonary Arterial Hypertension (PAH)
•Upon completion of the 24-week blinded portion of the Phase 2 TORREY Study, patients were able to enroll into an open-label extension trial. We anticipate reporting results from this ongoing open-label extension trial in the middle of 2023.
• We expect to commence a Phase 3 PAH clinical trial in the second half of 2023. The planned Phase 3 clinical trial will be a randomized, double-blind, placebo-controlled, global clinical trial in PAH patients. Patients will be randomized to receive either seralutinib or placebo, in addition to their background PAH therapies.
• Based on FDA feedback, we expect to test a single dose of 90 mg twice daily in the planned PAH Phase 3 clinical trial, and we expect the primary endpoint of the trial to be change in six-minute walk distance from baseline. However, the final trial design is subject to further feedback from global regulatory authorities.

GB5121: Oral, CNS-Penetrant BTK Inhibitor for Primary CNS Lymphoma (PCNSL)
•Based upon the benefit / risk profile observed to date and a prioritization of resources to support the seralutinib program, Gossamer has decided to pause enrollment in the Phase 1b/2 STAR CNS study.
•Gossamer plans to discuss available data with the study’s Data Review Committee to determine next steps.

Financial Results for Quarter and Full Year Ended December 31, 2022
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of December 31, 2022, were $255.7 million. As a result, we expect our current cash, cash equivalents and marketable securities will be sufficient to fund operating and capital expenditures into the second half of 2024.
•Research and Development (R&D) Expenses: For the quarter ended December 31, 2022, R&D expenses were $41.5 million compared to R&D expenses of $40.9 million for the same period in 2021. R&D expenses for the full year ended December 31, 2022, were $170.9 million compared to $170.3 million for the full year ended December 31, 2021.
•General and Administrative (G&A) Expenses: For the quarter ended December 31, 2022, G&A expenses were $12.8 million compared to $10.7 million for the same period in 2021. G&A expenses for the full year ended December 31, 2022, were $47.6 million compared to $45.8 million for the full year ended December 31, 2021.
•Net Loss: Net loss for the three months ended December 31, 2022, was $55.8 million, or $0.59 per share, compared to a net loss of $56.3 million, or $0.74 per share, for the same period in 2021. Net loss for the full year ended December 31, 2022, was $229.4 million, or $2.71 per share compared to a net loss of $234.0 million, or $3.13 per share, for the full year ended December 31, 2021.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for our product candidates, including the anticipated timing of initiation of the Phase 3 clinical trial of seralutinib in PAH; the trial design of such Phase 3 clinical trial of seralutinib based on regulatory feedback; plans to discuss our benefit / risk profile for GB5121 with our Data Review Committee, plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies, including our Phase 2 open-label extension trial of seralutinib; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; later developments with and / or feedback from global regulatory authorities or the FDA that may differ from prior feedback which may alter our planned Phase 3 clinical trial design and timing of initiation thereof; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

GOSSAMER BIO, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA
(UNAUDITED; IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Year ended December 31,
STATEMENTS OF OPERATIONS DATA:	2022	2021	2022	2021
Operating expenses:
Research and development	$41,508	$40,932	$170,919	$170,267
In process research and development	15	15	65	75
General and administrative	12,834	10,714	47,609	45,782
Total operating expenses	54,357	51,661	218,593	216,124
Loss from operations	(54,357)	(51,661)	(218,593)	(216,124)
Other income (expense)
Interest income	594	236	1,583	761
Interest expense	(3,457)	(4,937)	(13,880)	(19,440)
Other income (expense), net	1,456	78	1,512	799
Total other expense, net	(1,407)	(4,623)	(10,785)	(17,880)
Net loss	$(55,764)	$(56,284)	$(229,378)	$(234,004)
Net loss per share, basic and diluted	$(0.59)	$(0.74)	$(2.71)	$(3.13)
Weighted average common shares outstanding, basic and diluted	94,280,553	75,587,851	84,574,869	74,843,482

BALANCE SHEET DATA:	December 31, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$255,678	$325,218
Working capital	212,650	291,921
Total assets	272,450	343,657
Total liabilities	260,373	222,194
Accumulated deficit	(1,032,223)	(811,534)
Total stockholders' equity	12,077	121,463

For Investors and Media:
Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com